Exhibit 10.2

Amendment No. 1

Amendment No. 1, dated as of February 11, 2025 (this “Amendment”), to the Securities Purchase Agreement and Call Option (the “Agreement”) dated as of December 15, 2024, by and among Nukkleus Inc., a Delaware corporation, Star 26 Capital, Inc, a Nevada corporation, the equity holders of the capital of the Seller listed on Schedule A attached thereto, and Menachem Shalom, solely in his capacity as the representative and agent of the Shareholders. Capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement.

W I T N E S S E T H

WHEREAS, the boards of directors of the Company and the Seller have each determined that it is in the best interests of their respective shareholders to amend certain provisions of the Agreement;

WHEREAS, the consideration for the Investment shall be increased to $21,000,000 to consist of $5,000,000 in cash and an Investment Note in the principal amount of $16,000,000, with the amount of shares of common stock of the Company and Investment Warrants remaining as provided for in the Agreement;

WHEREAS, the parties agree to increase the amount to be lend by the Company to the Seller prior to Closing; and

WHEREAS, the parties are willing to enter into this Amendment in accordance with Section 10.6 of the Agreement on the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	The Investment.

(a)	Section 2.1.1 of the Agreement shall be amended by deleting said section in its entirety and replacing Section 2.1.1 with the following:

“2.1.1 invest in the Seller an aggregate of $21,000,000 which shall be made as of the Closing Date and shall consist of (i) a minimum cash payment of USD $5,000,000 and (ii) a promissory note, substantially in the form attached hereto as Exhibit B (the “Investment Note”) payable by the Company to the Seller in the principal amount of USD $16,000,000, less (a) the outstanding amounts due under the Seller Notes (as defined below) as of the Closing Date, and (b) any portion of the cash payment to the Shareholders under clause (i) of this section that exceeds USD $5,000,000. The parties hereto agree that the Seller Notes shall be deemed cancelled, void ab initio, and of no further force or effect upon issuance of the Investment Note, and in consideration of the deduction set forth in clause (a) of this section. The Seller further agrees to release the Company from any and all claims related to such notes and to execute any documents necessary to effect such cancellation and release upon the Company’s written request.

(b)	The reference in Section 2.1.2(ii) to “$10,000,000” shall be changed to “$16,000,000”.

2.	The Option. Section 2.2 of the Agreement shall be amended by adding the following sentence after Section 2.2.1.4:

If the Company exercises the Option, payment of the full Option Exercise Price must be made in its entirety no later than three business days from the date of such exercise.

3.	Termination of Option. Section 2.2 of the Agreement shall be amended by adding the following at the end thereof:

“2.2.3 The Option shall automatically expire and have no further force and effect simultaneously upon the consummation of the Seller IPO.”

4.	Seller Notes. The reference in Section 6.10 of the Agreement shall be changed from “$1,000,000” to “$1,800,000”.

5.	Reference. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any Transaction Document or any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment. No other term or provision of the Agreement or any Transaction Document shall be affected by this Amendment other than as expressly provided herein.

6.	Execution. This Amendment may be executed and delivered in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by all the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.	Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

8.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this Amendment as of the date first written above.

NUKKLEUS INC.

By:	/s/ Reuven Yegana
Name:	Reuven Yegana
Title:	Member of the Board

By:	/s/ Anastasiia Kotaieva
Name:	Anastasiia Kotaieva
Title:	Member of the Board

STAR 26 CAPITAL, INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	CEO

SHAREHOLDERS’ REPRESENTATIVE

By:	/s/ Menachem Shalom
Name:	Menachem Shalom

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